EXHIBIT 99.1

Industrial Enterprises of America to Acquire Regional Automotive Products Manufacturer
Monday June 19, 8:44 am ET

NEW YORK, June 19, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:IEAM.OB - News) today announced that it has signed a Letter of Intent to acquire a well-established automotive aftermarket filler and supplier. The acquisition target is a profitable specialty blender, packager and distributor of motor and lube oils and related automotive aftermarket products based in the Southeastern United States. The acquisition, anticipated to close within 60 days, will effectively double Industrial Enterprises' geographical presence in an adjoining market to those presently serviced by existing operations.

John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, stated, ``This acquisition allows us to enter the Southeast market immediately and leverage our existing infrastructure while providing additional capacity for future growth. Upon closing, this acquisition will significantly increase the regional scope of our private label manufacturing, oil packaging and shipping operations. Based on the sales results of the first 90 days of the combination of the Pitt Penn and Unifide sales forces, we will need the additional capacity within the next 12 months. This regional combination will immediately increase our manufacturing capacity, national distribution, and purchasing power while growing revenues and net income by at least 20 percent during our 2007 Fiscal Year which begins on July 1, 2006. The funds for the acquisition will come from our existing resources without increasing the number of fully diluted shares.''

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, and other automotive additives & chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Statement Under The Private Securities Litigation Reform Act

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net